CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

U.S. Home & Garden Inc.
(formerly Natural Earth Technologies, Inc.)
San Francisco, California



We hereby consent to the incorporation by reference in the Registration Nos. 33-82758, 33-89800 and 33-94924 on Form S-3 and 33-55020 on Form S-8 of U.S.
Home & Garden Inc. of our report dated August 29, 1996, relating to the consolidated financial statements of U.S. Home & Garden Inc. appearing in this Annual Report on Form 10-KSB of U.S. Home & Garden Inc. for the year ended June 30, 1996.


                                                 /s/ BDO Seidman, LLP
                                                 --------------------
                                                     BDO SEIDMAN, LLP


San Francisco, California
October 11, 1996